Exhibit 99.1

Accenture Completes Change in Place of Incorporation

NEW YORK; Sept. 1, 2009 — Accenture (NYSE: ACN) today completed the change in its place of incorporation to Ireland from Bermuda, following receipt of the required approval from the Supreme Court of Bermuda.

Accenture will continue to be registered with the U.S. Securities and Exchange Commission (SEC) and to be subject to SEC reporting requirements. The company’s shares will continue to trade on the New York Stock Exchange under the ticker symbol “ACN.”

About Accenture

Accenture is a global management consulting, technology services and outsourcing company. Combining unparalleled experience, comprehensive capabilities across all industries and business functions, and extensive research on the world’s most successful companies, Accenture collaborates with clients to help them become high-performance businesses and governments. With approximately 177,000 people serving clients in more than 120 countries, the company generated net revenues of US$23.39 billion for the fiscal year ended Aug. 31, 2008. Its home page is www.accenture.com.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the transaction might not achieve the anticipated benefits for Accenture; our results of operations could be adversely affected by economic and political conditions and the effects of these conditions on our clients’ businesses and levels of business activity; our global operations are subject to complex risks, some of which might be beyond our control; our ability to attract and retain business may depend on our reputation in the marketplace; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K, our quarterly report on Form 10-Q for the period ended May 31, 2009, and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this press release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

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Contact:

Roxanne Taylor

Accenture

+1 (917) 452-5106

roxanne.taylor@accenture.com